UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 11th Floor, San Francisco, California 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Thomas Loverro from the Board of Directors
Following eight years of service on the Board of Directors (the Board) of NerdWallet, Inc. (the Company), both as a board observer and director, on March 14, 2023 Mr. Thomas Loverro announced his resignation from the Board effective as of March 31, 2023. Mr. Loverro’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(e)    Compensatory Arrangement of Certain Officers
On March 15, 2023, the Compensation Committee of the Board of Directors (the Committee) took the actions described below relating to the compensation of the Company’s named executive officer who is a current employee and certain other employees of the Company.
Performance Stock Units
Together with awards of restricted stock units, the Committee awarded performance-based restricted stock units (PSUs) to our named executive officer and other employees of the Company under the Company’s previously disclosed 2021 Equity Incentive Plan. Recipients of PSU awards are eligible to earn between 0% and 200% of their target PSU awards based upon the achievement of (i) an EBITDA-related metric and (ii) a revenue-related growth metric in fiscal year 2023. The PSU target award amount for the Company’s named executive officer is listed below. Following certification by the Committee of the attainment of the performance level, the PSUs will be subject to time-based vesting over a period of three years with 34% of the earned PSUs, if any, vesting on April 1, 2024 and approximately 8.25% vesting quarterly thereafter. Upon a qualifying termination of employment in connection with a “Change of Control” during the performance period, the PSUs will be earned and paid at the target level. The foregoing description of the PSUs is not complete and is subject to, and qualified in its entirety by, the full text of the Form of PSU Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Named Executive Officer	Target PSUs
Tim Chen	104,479
Change in Control and Severance Policy
The Committee adopted an Amended and Restated Change in Control and Severance Policy (the COC Policy) to (i) eliminate the prorated target bonus payment in the event a participant is eligible for a target bonus when such participant’s qualifying termination of employment is not in a “Change of Control” context and (ii) provide for full acceleration of time-based equity awards following a qualifying termination of employment in connection with a “Change of Control.” The foregoing description of the COC Policy is not complete and is subject to, and qualified in its entirety by, the full text of the COC Policy, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Form of PSU Agreement with Change of Control
10.2	Amended and Restated Change of Control and Severance Policy

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NERDWALLET, INC.

Date:	March 17, 2023	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
General Counsel and Corporate Secretary